Exhibit 10.1

                              EMPLOYMENT AGREEMENT


     THIS AGREEMENT, dated as of September 21, 2005 (the "Effective Date") is by and between Zale Corporation, a Delaware corporation ("Company"), and Mary L. Forte, a Texas resident ("Executive").

     WHEREAS, Executive and Company desire to enter into an employment agreement which sets forth the terms and conditions for Executive's continued, employment with the Company;

     NOW, THEREFORE, in consideration of the foregoing recital and of the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Employment; Term. Executive agrees to enter into the continued employment of the Company, and the Company agrees to employ Executive, on the terms and conditions set forth in this Agreement. The term of Executive's employment under this Agreement (the "Term") will commence on the Effective Date and, subject to its earlier termination as provided in Section 4, will continue through July 31, 2006; provided, however, that the Term will automatically be extended on a day-by-day basis effective on the three hundred sixty fifth (365th) day prior to the expiration of the Term (so that the remaining term will always be at least three hundred sixty five (365) days) until such date as either the Company or Executive delivers written notice to the other party of the Company's or Executive's, as the case may be, intention not to extend the Term.

2. Position; Duties.

     (a) During the Term (including as it may be extended hereunder), Executive will serve as the President and Chief Executive Officer of the Company. It is the intention of the parties that throughout the Term Executive will serve as a member of the Board of Directors (the "Board") of the Company. Executive will report directly to the Board and will have all authorities, duties and responsibilities customarily exercised by an individual serving in those positions in a corporation of the size and nature of the Company and will not be assigned any duties or responsibilities that are materially inconsistent with, or that materially impair her ability to discharge, the foregoing duties and responsibilities. At the request of the Board, Executive will serve as an officer, director or equivalent position of any subsidiary or affiliate of the Company provided that (i) Executive is indemnified with respect to such service to the full extent provided in
     Section 10 and (ii) such service is not inconsistent with the duties set forth herein.

     (b) During the Term, Executive will devote substantially all of her business time, efforts, skills and abilities and attention to the business of the Company; provided, however, that Executive (i) may serve on one board of directors of a publicly traded corporation, (ii) with the consent of the Board (which will not be unreasonably withheld), may serve on other boards of directors of business entities, (iii) may engage in charitable, educational or community affairs, including serving on the board of directors of any charitable, educational or community organization and (iv) may manage her personal investments, provided that such activities do not materially interfere with the performance of her duties hereunder.

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3. Compensation.

     (a) Base Salary. During the Term, the Company will pay to Executive an annual base salary of not less than $800,000 ("Base Salary"), which will be payable in accordance with the Company's normal payroll procedure for other senior executives. The Base Salary will be reviewed annually by the Board and will be subject to upward adjustment, but not downward adjustment unless the downward adjustment is generally applicable to other senior executives, at the discretion of the Board (or an authorized Committee or representative thereof). After any such adjustment, the term "Base Salary" as utilized in this Agreement will thereafter refer to the adjusted amount. Without limiting the foregoing, the initial Base Salary shall be retroactive to August 1, 2005.

     (b) Incentive Bonus. During the Term, Executive will be eligible to receive an annual incentive bonus as determined under the Company's Executive Bonus Program, established by the Board, in its discretion. The annual target bonus ("Target Bonus") for Executive will be 125% of Executive's Base Salary and the maximum annual bonus that Executive will be entitled to receive is 200% of her Base Salary. The annual incentive bonus will be paid to Executive in accordance with the terms and conditions of the Executive Bonus Program.

     (c) Equity and Long-Incentive Awards. (i) For fiscal year 2006, Executive will be granted the following equity awards:

               (A) As soon as practicable following the Company's annual meeting of stockholders in November 2005, the Company will grant Executive 25,000 shares of restricted stock, or units with respect thereto, pursuant to the Company's 2003 Stock Incentive Plan, as amended from time to time or any successor plan (the "Equity Plan"), with such grant vesting based upon the attainment of the performance goals attached hereto as Annex 1 by September 5, 2008.

               (B) As soon as practicable following the Company's annual meeting of stockholders in November 2005, the Company will grant Executive 25,000 shares of restricted stock, or units with respect thereto, pursuant to the Equity Plan, with such grant vesting, except as otherwise provided herein, on September 5, 2008, provided that Executive is on such vesting date, and at all times between the date hereof and the vesting date, a full-time employee of the Company.

               (C) As of September 6, 2005, or such other date proximate thereto as may be selected by the Company, the Company will grant
               Executive pursuant to the Equity Plan a ten-year option to purchase 125,000 shares of the Company's common stock. The exercise price will be the Fair Market Value (as defined in the Equity Plan) of the common stock on the date of grant and, except as otherwise provided in Section 5, the option will vest over four years, with one-fourth (1/4) of the shares underlying the option vesting on the first, second, third and fourth anniversaries of the date of grant.

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          (ii) For fiscal years 2007 and thereafter,  Executive will be entitled to participate in equity and other long-term incentive award programs of the Company, including, without limitation, the Equity Plan, on a basis generally consistent with that of other senior-level executives.

     (d) Vacation. Executive will be entitled to a reasonable vacation of not less than four paid weeks each year of the term of this Agreement.

     (e) Executive Perquisites; Benefit; Expenses.

          (i) Executive will be entitled to receive executive perquisites and fringe and other benefits on a basis which is no less favorable than the basis on which such perquisites and benefits are provided to any other senior executive (including for this purpose, to the extent applicable, executive's family) under any of the Company's plans, policies, arrangements or programs in effect from time to time. Such benefits will include comprehensive healthcare, dentalcare, life insurance and other welfare benefit plans that are no less favorable than the plans in force on the Effective Date.

          (ii) The Company will reimburse Executive for such reasonable and necessary out-of-pocket business expenses as may be incurred by her in the performance of her duties hereunder. The Company will also reimburse Executive for, or at Executive's request pay directly on Executive's behalf, all of the legal fees and other expenses incurred by her in connection with the negotiation and drafting of this Agreement, such amount not to exceed $40,000

     (f) Supplemental Retirement Plan. Executive will be eligible to participate in the Company's supplemental retirement plan on terms no less favorable than those available to other senior executives.

     (g) Tax Withholding. The Company has the right to deduct from any compensation payable to Executive under this Agreement social security
     (FICA) taxes and all Federal, state and local income taxes and charges as are required by applicable law and regulations.

4. Termination. Notwithstanding the provisions of Section 1 hereof, but subject to the provisions of Section 5 hereof, the Term and Executive's employment hereunder will terminate upon expiration of the Term or, if earlier, as follows:

     (a) Death or Disability. The Term will terminate upon the death or Disability of Executive. For purposes of this Agreement, "Disability" means Executive's inability to perform her duties and responsibilities as contemplated under this Agreement for a period of more than 120 consecutive days due to physical, mental or emotional incapacity or impairment. A determination of Disability will be made by a physician acceptable to both Executive and the Company; provided that if Executive and the Company cannot agree as to a physician, each will select a physician and the two physicians will select a third physician, whose determination as to Disability will be binding on Executive and the Company. Executive, her legal representative or any adult member of her immediate family will have the right to present to the Company and such physician such information and arguments on her behalf as Executive or they deem appropriate, including the opinion of her personal physician. Executive's employment will not be terminated due to Disability until the physician has delivered a written opinion certifying such Disability and a written notice of termination for Disability has been delivered by the Company or Executive, as the case may, to the other party.

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     (b) Termination  for Cause.  The Company may terminate the Term at any time for "Cause." For purposes of this Agreement, "Cause" means any of the following:

          (i) Executive's conviction of (A) a felony within the meaning of US Federal or state law or (B) a crime involving moral turpitude under U.S. Federal or state law;

          (ii) Executive's commission of an act constituting fraud, deceit, or material misrepresentation with respect to the Company;

          (iii) Executive's becoming addicted to any alcoholic, controlled or illegal substance or drug, which addiction materially interferes with the performance of her duties hereunder;

          (iv) Executive's embezzlement of Company assets or funds; or

          (v) in carrying out her duties for the Company, Executive engages in conduct that constitutes willful gross neglect or willful gross misconduct resulting, in either case, in material economic harm to the Company, unless Executive believed in good faith that such action or non-action was in, or not opposed to, the best interests of the Company.

     Anything herein to the contrary notwithstanding, Executive may not be terminated for Cause within the meaning of clauses (b)(v) above unless written notice stating the basis for termination is provided to Executive and she is given at least ten days notice to cure the neglect or conduct that is the basis of such claim and, if Executive fails to cure such neglect or conduct (or such neglect or conduct is incurable), Executive is afforded an opportunity to be heard before the full Board (at which Executive may be accompanied by counsel) and, after such hearing, there is a majority vote of all members of the Board (other than Executive) to terminate her employment for Cause which vote is communicated to Executive in writing.

     (c) Termination Without Cause. The Company may terminate the Term at any time by delivering a written termination notice to Executive.

     (d) Termination by Executive. Executive may terminate the Term at any time by delivering a written termination notice to the Company; provided, however, that Executive will be deemed to have terminated her employment for Good Reason if Executive terminates her employment for any of the following reasons:

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          (i) a reduction by the Company in Executive's  Base Salary unless such reduction is generally applicable to other senior executives or the Company's failure to increase (within 12 months of Executive's last increase in Base Salary) Executive's then current Base Salary, unless such failure is the result of (A) a salary freeze uniformly applied to other senior executives or (B) Executive's failure to meet preestablished and objective performance criteria;

          (ii) a reduction in the annual Target Bonus, equity award or other short-term or long-term compensation opportunities that are made available to Executive or a modification of one or more of such programs that substantially diminishes the value of Executive's awards under the Company's short-term or long-term incentive plans unless such reduction or modification is generally applicable to other senior executives of the Company;

          (iii) the Company's principal executive offices are moved to a location more than fifty (50) miles from its current location or Executive is required to be based anywhere other than the Company's principal executive offices;

          (iv) the assignment to Executive of duties materially inconsistent with her position as Chief Executive Officer and President of the Company or the material diminution in her positions, duties or authorities as in effect immediately prior to such diminution, or any interference with her carrying out her duties so that she is unable to carry out her duties as contemplated on the Effective Date;

          (v) the failure of the Company to reappoint or reelect Executive to the positions of Chief Executive Officer and President or the removal of Executive from any such position;

          (vi) a change in the Company's reporting structure so that Executive no longer reports directly to the Board or an executive who previously reported directly or indirectly to Executive no longer reports directly or indirectly to her or her designee, other than the internal audit function or as otherwise required by law or stock exchange rules;

          (vii) a Change in Control (as defined herein) (which will be a termination event whether or not Executive consented to such Change of Control), provided that Executive's employment is terminated by the Company without cause or by the Executive for Good Reason within two years following a Change of Control;

          (viii) a failure of the Company to require any successor to the Company or to all or substantially all of the business or assets of the Company to expressly assume the obligations of the Company under this Agreement; or

          (ix) a breach by the Company of a material provision of this Agreement or any other material plan or program covering Executive.

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5. Termination Benefits.

     (a) General. In the event that the Term is terminated for any reason (including expiration), in addition to any other payments or benefits owed to Executive under this Section 5, the Company will pay to Executive, her estate or her representatives, as the case may be, any accrued, but unpaid salary, bonuses, expenses or benefits as of the date of termination. In the event that the Company terminates Executive's employment for Cause or Executive terminates her employment without Good Reason, then Executive will not be entitled to any additional payments or benefits under this
     Section 5 other than those described in this Section 5(a). In the event of the expiration of the Term, the only benefits that Executive shall be entitled to under this Agreement in connection with the expiration are those provided in this Section 5(a).

     (b) Death or Disability. If Executive's employment terminates as a result of death or Disability, the Company will (i) continue to pay (in accordance with it's normal payroll procedures) Executive's Base Salary at the time of termination of her employment due to Disability or death, as the case may be, to Executive (or her estate or representatives, as the case may be) for a period of twelve (12) months following Executive's death or Disability,
     (ii) provide healthcare, dental and welfare benefits to Executive or Executive's family, as the case may be, for a period of twelve (12) months following Executive's death on the same basis as such benefits were provided during Executive's employment hereunder, (iii) any unvested stock options, equity awards or other long-term incentive awards will immediately vest and such stock options and awards will continue to be exercisable for the remainder of their respective terms and (iv) the Company will pay the amounts set forth in Section 5(a).

     (c) Termination Without Cause or for Good Reason. In the event that (x) the Company terminates Executive's employment without Cause or (y) Executive terminates her employment for Good Reason, then, except as provided in
     Section 5(d), Executive will be entitled to the following benefits:

          (i) Severance Payments. The Company will pay to Executive an amount equal to two times the sum of (v) the then current Base Salary and (w) the greater of (I) the Target Bonus for the year of termination or (II) the average of the immediately preceding two years' annual incentive bonuses received by Executive;

          (ii) Benefits. During the greater of (x) the twenty-four (24) month period following the date of termination or (y) the number of months, including fractional months, remaining in the Term, the Company will continue to provide Executive (and, as applicable, her family) with the benefits, including but not limited to healthcare, dental and life insurance, set forth in Section 3(e);

          (iii) Equity and Long-Term Incentive Awards. All unvested stock options and other equity and long-term incentive awards will immediately vest and all such vested options and awards involving exercise of rights will continue to be exercisable for the remainder of their respective terms;

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          (iv)  SERP.  Executive  will  receive an  additional  two (2) years of service and age credit for purposes of determining the benefits payable to Executive under the SERP; and

          (v) Other  Amounts.  Executive  will receive the payments set forth in
     Section 5(a).

     (d) Change of Control. If (x) within two years following a Change of Control or (y) following a Potential Change of Control which is followed within one (1) year by a Change of Control, Executive terminates her employment with the Company for Good Reason (as hereinafter defined) or the Company terminates Executive's employment for any reason other than for Cause, the Company will pay to, and provide for, Executive the payments and benefits as set forth in Section 5(c), except that:

          (i) for purposes of determining the amount that Executive is entitled to under Section 5(c)(i), the Base Salary and bonus will be the greatest of each such amount determined on (x) the date of the Potential Change of Control, (y) the date of the Change of Control or (z) the date of Executive's termination of employment and the sum of (v) and (w) as provided for therein will be multiplied by three rather than two;

          (ii) the Company will pay to Executive the actuarial value of the SERP as of the date of termination (determined in accordance with the actuarial assumptions then applicable to the SERP as certified by the actuary for the Company) together with interest at the Applicable Federal Rate for short-term debt for the period from the date of termination to the date of payment which will be immediately following the date of termination, subject to the provisions of Section 5(g); and

          (iii) Executive will be entitled to the tax-gross up payment provided for in Section 6.

     In addition, upon the occurrence of a Change of Control, all unvested stock options and other equity and long-term incentive awards will immediately vest and all such vested options and awards involving exercise of rights will continue to be exercisable for the remainder of their respective terms.

     (e) Change of Control. For purposes of this Agreement, "Change of Control" means the earliest to occur of the following:

          (i) any "person," as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, becomes a "beneficial owner," as such term is used in Rule 13d-3 promulgated under that act, of 20% or more of the Voting Stock of the Company;

          (ii) the majority of the Board consists of individuals other than incumbent directors, which term means the members of the Board on the Effective Date; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by two-thirds of the directors who then comprised the incumbent directors will be considered to be an incumbent director;

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          (iii) the Company  adopts any plan of  liquidation  providing  for the distribution of all or substantially all of its assets;

          (iv) all or substantially all of the assets or business of the Company is disposed of pursuant to a merger, consolidation or other transaction (unless the stockholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned. the Voting Stock of the Company, all of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company); or

          (v) the Company combines with another company and is the surviving corporation but, immediately after the combination, the stockholders of the Company immediately prior to the combination hold, directly or indirectly, 50% or less of the Voting Stock of the combined company (there being excluded from the number of shares held by such stockholders, but not from the Voting Stock of the combined company, any shares received by affiliates of such, other company in exchange for stock of such other company).

For purposes of the Change of Control definition, "the Company" will include any entity that succeeds to all or substantially all, of the business of the Company and "Voting Stock" will mean securities of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.

     (f) Potential Change of Control. "Potential Change of Control" means the earliest to occur of the following events: (i) the Company enters into an agreement the consummation of which, or the approval by stockholders of which, would constitute a Change of Control; (ii) proxies for the election of members of the Board are solicited by any Person other than the Company;
     (iii) any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change of Control; or (iv) any other event occurs which is deemed to be a Potential Change of Control by the Board and the Board adopts a resolution to the effect that a Potential Change of Control has occurred.

     (g) Section 409A. It is expressly contemplated by the parties that this Agreement will conform to, and be interpreted to comply with, Section 409A of the Code. Unless expressly provided otherwise, all of the payments due to Executive under this Section 5 will, be made within fifteen (15) days following the date of termination; provided, however, that if, under
     Section 409A of the Code, such payments must be delayed to conform with the applicable tax rules, the Company will defer any such payment until no later than one day following the first date upon which such payment may be made without incurring the tax imposed thereunder; provided, further, that if Executive incurs any additional tax, interest or penalties under Section 409A, the Company will pay Executive an additional amount so that, after all taxes on such amount, Executive has an amount equal to such additional tax.

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     (h) Payment in Lieu of  Benefits.  In the event that  Executive  and/or her family is entitled to benefits, such as healthcare, under this Section 5, to the extent that the Company's plans, programs and arrangements do not permit a continuation of Executive's and/or her family's participation in a
     benefit  plan,   program  or  arrangement   following  her  termination  of
     employment, the Company will pay Executive (and/or her family), no less frequently than quarterly in advance an amount which, after all taxes on such amount, is sufficient for her and/or her family to purchase equivalent benefits.

     (i) No Offset. In the event of termination of Executive's employment, Executive will be under no obligation to seek other employment and there will be no offset against amounts due to her on account of any remuneration or benefits from any subsequent employment that she may obtain. The Company's obligations to make any payment pursuant to, or otherwise perform its obligations under, this Agreement will not be affected by any offset, counterclaim or other right that the Company may have against her for any reason. If, following her termination of employment, Executive obtains, or is entitled to obtain, healthcare, welfare or similar benefits in connection with any other employment that provide comparable coverage to Executive as the one or more of the benefits then being provided by the Company pursuant to Section 5, the Company will be relieved of the responsibility to provide or pay for duplicate benefits commencing when such alternative benefits are commenced by another employer to Executive.

     (j) Release. As a condition of receiving any amounts pursuant to Section 5(c) or 5(d), or of accelerated vesting of any equity-based or cash-based award in connection with the termination of Executive's employment, Executive agrees to execute a release of claims that she has or may have against the Company relating to, or arising out of her employment (including the termination of such employment) with the Company; provided, however, Executive will not release:

          (i)  claims  that   Executive   may  have   against  the  Company  for
     reimbursement of ordinary and necessary business expenses incurred by her during the course of her employment;

          (ii) claims that arise after the effective date of the release;

          (iii) any rights Executive may have to enforce this Agreement;

          (iv)  any  rights  or  entitlements   that  Executive  has  under  any
     applicable plan, policy, program, or arrangement of, or other agreement with, the Company; and

          (v) claims for which Executive is entitled to be indemnified under the Company's Certificate of Incorporation or By-laws or under applicable law or pursuant to the Company's directors' and officer's liability insurance policies.

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     In  exchange  for such  release,  the  Company  will  provide a release  to
     Executive releasing claims the Company and any affiliate have or may have against Executive relating to, or arising out of, Executive's employment (including the termination of such employment) with the Company; provided, however, that the Company will not release claims that arise after the date the release is executed including any right it has to enforce this Agreement for any breach following the date of such release.

6. Gross-Up Payment.

     (a) In the event it is determined (pursuant to Section 6(b)) or finally determined (as defined in Section 6(c)) that any payment, distribution, transfer, or benefit by the Company, or a direct or indirect subsidiary or affiliate of' the Company, to or for the benefit of Executive or Executive's dependents, heirs or beneficiaries (whether such payment, distribution, transfer, benefit or other event occurs pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 6) (each a "Payment" and collectively the "Payments") is subject to the excise tax imposed by
     Section 4999 of the Code, and any successor provision or any comparable provision of state or local income tax law (collectively, "Section 4999"), or any interest, penalty or addition to tax is incurred by Executive with respect to such excise tax (such excise tax, together with a by such interest, penalty, and addition to tax, hereinafter collectively referred to as the "Excise Tax"), then, within ten (10) days after such determination or final determination, as the case may be, the Company will pay to Executive (or to the applicable taxing authority on Executive's behalf) an additional cash payment (hereinafter referred to as the "Gross-Up Payment") equal to an amount such that after payment by Executive of all taxes, interest, penalties, additions to tax and costs imposed or incurred with respect to the Gross-Up Payment (including, without limitation, any income and excise taxes imposed upon the Gross-Up Payment), Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon such Payment or Payments. This provision is intended to put Executive in the same position as Executive would have been had no Excise Tax been imposed upon or incurred as a result of any Payment.

     (b) Determination of Gross-Up.

          (i) Except as provided in Section 6(c), the determination that a Payment is subject to an Excise Tax will be made in writing by a nationally recognized public accounting firm mutually agreeable to the Company and Executive (the "Accounting Firm"). Such determination will include the amount of the Gross-Up Payment and detailed computations thereof, including any assumptions used in such computations. Any determination by the Accounting Firm will be binding on the Company and Executive.

          (ii) For purposes of determining the amount of the Gross-Up Payment, Executive will be deemed to pay Federal income taxes at the highest marginal rate of Federal individual income taxation in the calendar year in which the Gross-Up Payment is to be made. Such highest marginal rate will take into account the loss of itemized deductions by Executive and will also include Executive's share of the hospital insurance portion of FICA and state and local income taxes at the highest marginal rate of individual income taxation in the state and locality of Executive's residence on the date that the Payment is made, net of the maximum reduction in Federal income taxes that could be obtained from the deduction of such state and local taxes.

     (c) IRS Audit.

          (i) Executive will notify the Company in writing of any claim by the Internal Revenue Service (or any successor thereof) or any state or local taxing authority (individually or collectively, the "Taxing Authority") that, if successful would require the payment by the Company of a Gross-Up Payment. Such notification will be given as soon as practicable but no later than thirty (30) days after Executive receives written notice of such claim and will apprise the Company of the nature of such claim and the date on which such claim is requested to be paid; provided, however, that failure by Executive to give such notice within such 30-day period will not result in a waiver or forfeiture of any of Executive's rights under this
     Section 6 except to the extent of actual damages suffered by the Company as a result of such failure. Executive will not pay such claim prior to the expiration of the 15-day period following the date on which Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes, interest, penalties or additions to tax with respect to such claim is due). If the Company notifies Executive in writing prior to the expiration of such 15-day period (regardless of whether such claim was earlier paid as contemplated by the preceding parenthetical) that it desires to contest such claim, Executive will:

          (1) provide the Company any information reasonably requested by the Company relating to such claim;

          (2) take such action in connection with contesting such claim as the Company reasonably requests in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Company;

          (3) cooperate with the Company in good faith in order effectively to contest such claim; and

          (4) permit the Company to participate in any proceedings relating to such claim;

     provided,  however,  that  the  Company  will  bear  and pay  directly  all attorneys fees, costs and expenses (including additional interest, penalties and additions to tax) incurred in connection with such contest and will indemnify and hold Executive harmless, on an after-tax basis, for all taxes (including, without limitation, income and excise taxes), interest, penalties and additions to tax imposed in relation to such claim and in relation to the payment of such costs and expenses or indemnification.

          (ii) Without limitation on the foregoing provisions of this Section 6(c), and to the extent its actions do not unreasonably interfere with or prejudice Executive's disputes with the Taxing Authority as to other issues, the Company will control all proceedings taken in connection with such contest as it relates to the Excise Tax being asserted against Executive and, in its reasonable discretion, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the Taxing Authority in respect of such claim and may, at its or in their sole option, either direct Executive to pay the tax, interest or penalties claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company will determine; provided, however, that if the Company directs Executive to pay such claim and sue for a refund, the Company will advance an amount equal to such payment to Executive, on an interest-free basis, and will indemnify and hold Executive harmless, on an after basis, from all taxes (including, without limitation, income and excise taxes), interest, penalties and additions to tax imposed with respect to such advance or with respect to any imputed income with respect to such advance, as any such amounts are incurred; and, further, provided, that any extension of the statute of limitations relating to payment of taxes, interest, penalties or additions to tax for the taxable year of Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount; and, provided, further, that any settlement of any claim will be reasonably acceptable to Executive, and the Company's control of the contest will be limited to issues with respect to which a Gross- Up Payment would be payable hereunder, and Executive will be entitled to settle or contest, as the case may be, any other issue.

          (iii) If, after receipt by Executive of an amount advanced by the Company pursuant to Section 6(c), Executive receives any refund with respect to such claim, Executive will (subject to the Company's compliance with the requirements of this Section 6) promptly pay to the Company an amount equal to such refund (together with any interest paid or credited thereof after taxes applicable thereto), net of any taxes (including, without limitation, any income or excise taxes), interest, penalties or additions to tax and any other costs incurred by Executive in connection with such advance, after giving effect to such repayment. If, after the receipt by Executive of an amount advanced by the Company pursuant to
     Section 6(c), it is finally determined that Executive is not entitled to any refund with respect to such claim, then such advance will be forgiven and will not be required to be repaid and the amount of such advance will be treated as a Gross-Up Payment and will offset, to the extent thereof, the amount of any Gross-Up Payment otherwise required to be paid by the Company.

          (iv) For purposes of this Section 6, whether the Excise Tax is applicable to a Payment will be deemed to be "finally determined" upon the earliest of: (1) the expiration of the 15-day period referred to in this
     Section 6(c) if the Company has not notified Executive that it intends to contest the underlying claim, (2) the expiration of any period following which no right of appeal exists, (3) the date upon which a closing agreement or similar agreement with respect to the claim is executed by Executive and the Taxing Authority (which agreement may be executed only in compliance with this section) or (4) the receipt by Executive of notice from the Company that it no longer seeks to pursue a contest (which will be deemed received if the Company does not, within 15 days following receipt of a written inquiry from Executive, affirmatively indicate in writing to Executive that the Company intends to continue to pursue such contest).

     (d) Underpayment and Overpayment. It is possible that no Gross-Up Payment will initially be made but that Gross-Up Payment should have been made, or that a Gross- Up Payment will initially be made in an amount that is less than what should have been made (either of such events is referred to as an "Underpayment"). It is also possible that a Gross-Up Payment will initially be made in an amount that is greater than what should have been made (an "Overpayment"). The determination of any Underpayment or Overpayment will be made by the Accounting Firm in accordance with Section 6(b). In the event of an Underpayment, the amount of any such Underpayment will be paid to Executive as an additional Gross-Up Payment. In the event of an Overpayment, Executive will promptly pay to the Company the amount of such Overpayment together with interest on such amount at the applicable Federal rate provided for in Section 1274(d) of the Code for the period commencing on the date of the Overpayment to the date of such payment by Executive to the Company. Executive will make such payment to the Company as soon as administratively practicable after the Company notifies Executive of(a) the Accounting Firm's determination that an Overpayment was made and (b) the amount to be repaid.

7. Non-Competition. Executive agrees that during the Term and for a period of eighteen (18) months following the date of the termination of Executive's employment with the Company (except in the case of termination in connection with a Change of Control, in which event for a period of twelve (12) months following such date of termination) or expiration of the Term, Executive, directly or indirectly, will not compete with the Company as an officer, director, employee, partner, consultant or otherwise by providing to any entity that is engaged in a "Competing Business" services substantially similar to the services currently being provided by Executive to the Company under this Agreement. For these purposes, a "Competing Business" means any corporation, partnership or other entity in which the wholesale or retail sale of jewelry in the United States represents a significant component of the business engaged in by such corporation, partnership or entity and Executive's position or function with such business is significantly related to the wholesale or retail sale of jewelry. If the Company fails to pay or provide any payments or benefits required under Section 5 following the termination of Executive's employment with the Company or expiration of the Term, the provisions of this Section 7 will thereafter be of no force and effect and Executive will not be bound thereby. Notwithstanding the foregoing, Executive may, directly or indirectly, own, solely as an investment, securities of any person which are publicly traded on a national or regional stock exchange or on an over-the-counter market if Executive does not, directly or indirectly, beneficially own two percent (2%) or more of any class of securities of such person.

8. Nonsolicitation of Employees. For a period of eighteen (18) months following the termination of her employment with the Company or expiration of the Term, Executive will not, on her own behalf or on behalf of any other person, partnership, corporation or other entity, knowingly solicit, cause anyone else to solicit or induce any employee of the Company or its subsidiaries or affiliates (the "Company Group") to leave the employ of the Company Group or a member of the Company Group to be employed by Executive or an entity with which she is affiliated. During such period, Executive will not knowingly use or disclose to any other person information obtained while an employee of the Company concerning the names and. addresses of the Company's employees. Notwithstanding the foregoing, Executive may respond to unsolicited third-party inquiries for references regarding an employee of the Company and may provide a reference on behalf of a former employee of the Company. If the Company fails to pay or provide any payments or benefits required under Section 5 following the termination of Executive's employment with the Company or expiration of the Term, the provisions of this Section 8 will thereafter be of no force and effect and Executive will not be bound thereby.

9. Nondisclosure of Trade Secrets; Company Property.

     (a) During the Term, Executive will have access to and become familiar with various trade secrets and proprietary and confidential information of the Company Group, including, but not limited to, processes, computer programs, compilations of information, records, sales procedures, customer requirements, pricing techniques, customer lists, methods of doing business and other confidential information (collectively, referred to as "Trade Secrets") which are owned by members of the Company Group and regularly used in the operation of their business, and as to which the Company and other members of the Company Group have taken precautionary measures to prevent dissemination of such information to persons other than directors, officers and employees who require such information in the performance of their respective duties for the Company Group. Executive acknowledges and agrees that the Trade Secrets (1) are secret and not known in the industry;
     (2) give the Company and members of the Company Group an advantage over competitors who do not know or use the Trade Secrets; (3) are of such value and nature as to make it reasonable and necessary to protect and preserve the confidentiality and secrecy of the Trade Secrets; and (4) are valuable, special and unique assets of the Company Group the disclosure of which could cause substantial injury and loss of profits and goodwill to the Company or other members of the Company Group. Executive may not use or disclose any of the Trade Secrets, directly or indirectly, either during the term of this Agreement, except in the course of performing her duties under this Agreement, or thereafter. Notwithstanding the foregoing, the provisions of this Section 9(a) will not apply (i) if such Trade Secrets have become public knowledge or known to the relevant trade or industry other than as a result of an unauthorized disclosure by Executive, (ii) if disclosure is required by law or by any court, arbitrator, mediator or administrative or legislative body (including any committee thereof) with apparent jurisdiction to order Executive to disclose or make available such information, provided, however that Executive will promptly notify the Company in writing upon receiving a request for such information and, if the Company requests, reasonably cooperate with the Company at the Company's expense in seeking a protective order or other appropriate protection of such information or (iii) with respect to any other litigation, arbitration or mediation involving this Agreement, including but not limited to enforcement of this Agreement.

     (b) All files, records, documents, information, data and similar items relating to the business of the Company, whether prepared by Executive or otherwise received by her in connection with her employment by the Company, will remain the exclusive property of the Company. Executive will deliver such material promptly to the Company upon termination of her employment with the Company or expiration of the Term; provided, however, that nothing in this Section 9(b) will prevent Executive from retaining a personal home computer and papers and other materials of a personal nature, including personal diaries, calendars and personal rolodexes, personal information relating to her compensation or relating to the reimbursement of expenses, personal information that she reasonably believes is needed for tax purposes and copies of the Company's compensatory plans, programs and agreements relating to her compensation as an employee.

10. Indemnification.

     (a) The Company agrees that if Executive is made a party to, is threatened to be made a party to, receives any legal process in, or receives any discovery request or request for information in connection with, any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that she is or was a director, officer, employee, consultant or agent of the Company, or is or was serving at the written request of, or on behalf of, the Company as a director, officer, member, employee, consultant or agent of another corporation, limited liability corporation, partnership, joint venture, trust or other entity, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is Executive's alleged action in an official capacity while serving as a director, officer, member, employee, consultant or agent of the Company or other entity, Executive will be indemnified and held harmless by the Company to the fullest extent permitted or authorized by the Company's certificate of incorporation or by-laws or, if greater, by applicable law, against any and all costs, expenses, liabilities and losses (including, without limitation, attorneys' fees reasonably incurred, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement and any reasonable cost and fees incurred in enforcing her rights to indemnification or contribution) incurred or suffered by Executive in connection therewith, and such indemnification will continue as to Executive even though she has ceased to be a director, officer, member, employee, consultant or agent of the Company or other entity and will inure to the benefit of Executive's heirs, executors and administrators. The Company will reimburse Executive for all costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by her in connection with any Proceeding within twenty (20) business days after receipt by the Company of a written request for such reimbursement and appropriate documentation associated with these expenses. Such request will include an undertaking by Executive to repay the amount of such advance if it will ultimately be determined that she is not entitled to be indemnified against such costs and expenses; provided that the amount of such obligation to repay, to the extent permitted by law, will be limited to the after-tax amount of such advance except to the extent that Executive is able to offset the taxes incurred on the advance by tax benefits, if any, attributable to a deduction for repayment.

     (b) Neither the failure of the Company (including its Board, independent legal counsel or stockholders) to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by Executive under Section 10(a) above that indemnification of Executive is proper because she has met the applicable standard of conduct, nor a determination by the Company (including its Board, independent legal counsel or stockholders) that Executive has not met such applicable standard of conduct, will create a presumption or inference that Executive has not met the applicable standard of conduct.

     (c) The Company agrees to continue and maintain a directors' and officers' liability insurance policy covering Executive at a level, and on terms and conditions, no less favorable to her than the coverage the Company provides other similarly-situated executives until such time as suits against Executive are no longer permitted by law.

     (d) Nothing in this Section 10 will be construed as reducing or waiving any right to indemnification, or advancement of expenses, Executive would otherwise have under the Company's certificate of incorporation or by-laws or under applicable law.

11. Arbitration - Exclusive Remedy.

     (a) Any controversy, dispute or claim arising out of or relating to this Agreement, any other agreement or arrangement between Executive and the Company, Executive's employment with the Company, or the termination thereof (collectively, the "Covered claims") will be resolved by binding arbitration, to be held in Dallas, Texas. The arbitration will be held before three arbitrators, one to be appointed by the Company, a second to be appointed by Executive, and a third to be appointed by those two arbitrators. The third arbitrator will act as chairman. Any arbitration may be initiated by either party by written notice ("Arbitration Notice") to the other party specifying the subject of the requested arbitration and appointing that party's arbitrator.

     (b) If (i) the non-initiating party fails to appoint an arbitrator by written notice to the initiating party within ten days after the Arbitration Notice, or (ii) the two arbitrators appointed by the parties fail to appoint a third arbitrator within ten days after the date of the appointment of the second arbitrator, then the American Arbitration Association, upon application of the initiating party, will appoint an arbitrator to fill that position.

     (c) The arbitration proceeding will be conducted in accordance with the Commercial Arbitration Rules (and not the National Rules for the Resolution of Employment Disputes) of the American Arbitration Association. A determination or award made or approved by at least two of the arbitrators will be the valid and binding action of the arbitrators. Judgment upon any arbitration award may be entered and enforced in any court of competent jurisdiction.

     (d) The costs of arbitration (including without limitation attorneys' fees and other charges of counsel) will be borne by the Company and the Executive (or any of her beneficiaries) in such proportion as the arbitrators may deem reasonable. Pending the resolution of any Covered Claim, Executive (and her beneficiaries) will continue to receive all payments and benefits due under this Agreement or otherwise.

     (e) Without limiting the remedies available to the parties and notwithstanding the foregoing provisions of this Section 11, Executive and the Company acknowledge that any breach of any of the covenants or provisions contained in Sections 7 through 9 could result in irreparable injury to either of the parties hereto for which there might be no adequate remedy at law, and that, in the event of such a breach or threat thereof, the non-breaching party will be entitled to obtain a temporary restraining order, a preliminary injunction or a permanent injunction restraining the other party hereto from engaging in any activities prohibited by any covenant or provision in Sections 7 through 9 or such other equitable relief as may be required to enforce specifically any of the covenants or provisions of Sections 7 through 9.

12. Interpretation of Restrictive Covenant; Severability.

     (a) The parties hereto intend that the provisions of Sections 7, 8, and 9 hereof to be enforced to the fullest extent permitted by law. Accordingly, should a court of competent jurisdiction determine that the scope of any provision of Section 7, 8 or 9 hereof is too broad to be enforced as written, the parties intend that a court of competent jurisdiction will be entitled to reform the provision to such narrower scope as it determines to be reasonable and enforceable.

     (b) If any provision of this Agreement or the application thereof is held invalid, the invalidity will not affect other provisions or applications of this Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

13. Assignment. This Agreement is personal in its nature and. neither of the parties hereto will, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, however, that in the event of a merger, consolidation, or transfer or sale of all or substantially all of the assets of the Company with or to any other individual(s) or entity, this Agreement will, subject to the provisions hereof, be binding upon and inure to the benefit of such successor and such successor will discharge and perform all the promises, covenants, duties, and obligations of the Company hereunder, and such transferee or successor will be required to assume such obligations by contract (unless such assumption occurs by operation of law).

14. Number and Gender. Where the context requires, the singular will include the plural, the plural will include the singular, and any gender will include all other genders.

15. Section Headings. The section headings of, and titles of paragraphs and subparagraphs contained in, this Agreement are for the purpose of convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation thereof.

16. Entire Agreement. This Agreement embodies the entire agreement of the parties hereto respecting the matters within its scope. This Agreement supersedes all prior and contemporaneous agreements of the parties hereto that directly or indirectly bear upon the subject matter hereof. Any prior negotiations, correspondence, agreements, proposals or understandings relating to the subject matter hereof will be deemed to have been merged into this Agreement, and to the extent inconsistent herewith, such negotiations, correspondence, agreements, proposals, or understandings will be deemed to be of no force or effect, There are no representations, warranties, or agreements, whether express or implied, or oral or written, with respect to the subject matter hereof, except as expressly set forth herein. In the event of any inconsistency between the terms of this Agreement and the terms of any other
Company plan, policy, arrangement or agreement with Executive, the provisions most favorable to Executive will govern.

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

17. Modifications. This Agreement may not be amended, modified or changed (in whole or in part), except by a formal, definitive written agreement expressly referring to this Agreement, which agreement is executed by both of the parties hereto.

18. Waiver. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor will any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver will be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

19. Provision that Survive Termination. The terms of this Agreement to the extent necessary to carry out the intentions of the parties underlying their respective rights and obligations will survive any termination of this Agreement (including expiration of the Term) and Executive's employment with the Company.

20. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original as against any party whose signature appears thereon, and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all of the parties reflected hereon as the signatories. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

21. Company's Representations. The Company represents and warrants that (i) the execution, delivery and performance of this Agreement by the Company has been fully and validly authorized by all necessary corporate action, (ii) the officer signing this Agreement on behalf of the Company is duly authorized to do so,
(iii) the execution, delivery and performance of this Agreement does not violate any applicable law, regulation, order, judgment or decree or any agreement, plan or corporate governance document to which the Company is a party or by which it is bound and (iv) upon execution and delivery of this agreement by the parties hereto, it will be a valid, and binding obligation of the Company enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

22. Governing Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement, as well as the legal relations hereby created between the parties hereto, will be governed by and construed under, and interpreted and enforced in accordance with, the laws of the State of Delaware, notwithstanding any Delaware or other conflict of law provision to the contrary.

23. Notices. Any notices, consents, demands, requests, approvals and other communications to be given under this Agreement by either party to the other must be in writing and must be either (i) personally delivered, (ii) mailed by registered or certified mail, postage prepaid with return receipt requested,
(iii) delivered by overnight express delivery service or same-day local courier service, or (iv) delivered by facsimile transmission, to the address set forth below, or to such other address as may be designated by the parties from time to time in accordance with this Section 23:

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

                  If to the Company:  Zale Corporation
                                      901 W. Walnut Hill Lane
                                      Irving, Texas  75038
                                      Attention: General Counsel

                  If to Executive:    Ms. Mary L. Forte
                                      3524 Dickason
                                      Dallas, Texas 75219

Notices delivered personally or by overnight express delivery service or by local courier service are deemed given as of actual receipt. Mailed notices are deemed given three business days after mailing. Notices delivered by facsimile transmission are deemed given upon receipt by the sender of the transmission confirmation.

24. Binding Effect. This Agreement is binding upon the parties hereto,  together
with  their   respective   executors,   administrators,   successors,   personal
representatives, heirs and permitted assigns.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                     By: /s/ Mary L. Forte
                                         ---------------------------------------
                                         Mary L. Forte


                                     ZALE CORPORATION


                                     By:  /s/ Mary Ann Doran
                                          -------------------------------------
                                          Mary Ann Doran

                                     Its: Senior Vice President, Human Resources
                                          --------------------------------------

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